Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the acquisition of ONEOK Texas Field Services, L.P. on December 1, 2005), relating to the financial statements of ONEOK Texas Field Services, L.P appearing in the Form 10-K of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 21, 2008